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LORAL SPACE & COMMUNICATIONS

AS OF FEBRUARY 29,2000, ACTIVE SUBSIDIARIES, ALL 100% OWNED DIRECTLY OR INDIRECTLY (EXCEPT AS NOTED BELOW) CONSIST OF THE FOLLOWING:

                                              EXHIBIT 21

LORAL SPACE & COMMUNICATIONS CORPORATION                DELAWARE
   LORAL GENERAL PARTNER, INC.                          DELAWARE
   LORAL HOLDINGS, INC.                                 DELAWARE
   LORAL SATELLITE, INC.                                DELAWARE
   LORAL SPACECOM DBS HOLDINGS, INC.                    DELAWARE
     LORAL SPACECOM DBS, INC.                           DELAWARE
        CONTINENTAL SATELLITE CORPORATION (1)           CALIFORNIA
   LORAL CYBERSTAR, INC.                                DELAWARE
     LORAL CYBERSTAR GLOBAL SERVICES, INC.              DELAWARE
        LORAL CYBERSTAR INTERNATIONAL, INC.             DELAWARE
     LORAL ORION-EUROPE GMBH (2)                        GERMANY
     LORAL CYBERSTAR JAPAN, INC.                        DELAWARE
     ONS MAURITIUS                                      MAURITIUS
     LORAL CYBERSTAR SERVICES, INC.                     DELAWARE
     ORIONNET, INC.                                     DELAWARE
        ORION FINANCIAL PARTNERSHIP (3)                 DELAWARE
     LORAL CYBERSTAR HOLDINGS L.L.C.                    DELAWARE
     LORAL ASIA PACIFIC SATELLITE (HK) LTD              HONG KONG
     LORAL CYBERSTAR AMERICAS DO BRASIL LTDA            BRAZIL
        LORAL CYBERSTAR DO BRASIL LTDA                  BRAZIL
     LORAL CYBERSTAR ARGENTINA SRL                      ARGENTINA
   LORAL SPACECOM CORPORATION                           DELAWARE
     LORAL COMMUNICATIONS SERVICES, INC.                DELAWARE
     LORAL SKYNET INTERNATIONAL, INC.                   DELAWARE
     LORAL GROUND SERVICES, LLC                         DELAWARE
        LORAL DE EQUADOR LTDA                           EQUADOR
     SPACE SYSTEMS/LORAL, INC.                          DELAWARE
        INTERNATIONAL SPACE TECHNOLOGY, INC. (4)        DELAWARE
           COSMOTECH (4)                                RUSSIAN FEDERATION
        SS/L EXPORT CORPORATION                         U.S. VIRGIN ISLANDS
   LGP (BERMUDA) LTD.                                   BERMUDA
   LORAL CYBERSTAR LTD.                                 BERMUDA
     LORAL BROADBAND HOLDINGS, L.P.                     DELAWARE
       LORAL CYBERSTAR L.L.C.                           DELAWARE
          CYBERSTAR, L.P. (5)                           DELAWARE
             CYBERSTAR LICENSEE, L.L.C. (5)             DELAWARE
             CYBERSTAR INTERNATIONAL, L.L.C. (5)        DELAWARE
             CYBERSTAR SERVICES, L.L.C. (5)             DELAWARE
             GLOBAL ACCESS TELECOMMUNICATIONS
              SERVICES LTD (5)                          UNITED KINGDOM
             CYBERSTAR, L.L.C. (5)                      DELAWARE
   LORAL GLOBAL SERVICES N.V.                           NETHERLANDS ANTILLES
     LORAL GLOBAL SERVICES B.V.                         NETHERLANDS
   LORAL HOLDINGS LTD.                                  BERMUDA
     LORAL SPACE DO BRASIL LTDA.                        BRAZIL
        LORAL SKYNET DO BRASIL LTDA.                    BRAZIL
   LORAL LICENSING LTD.                                 BERMUDA
   LORAL SATMEX LTD.                                    BERMUDA
   LORAL SATCOM LTD.                                    BERMUDA
   LORAL SATELLITE LTD                                  BERMUDA
   LORAL SPACE LICENSING LTD                            BERMUDA

TABLE

(1) ONLY 86% OWNED DIRECTLY OR INDIRECTLY
(2) ONLY 99.5% OWNED DIRECTLY OR INDIRECTLY
(3) ONLY 50%  OWNED DIRECTLY OR INDIRECTLY
(4) ONLY 42.9%  OWNED DIRECTLY OR INDIRECTLY
(5) ONLY 82.4% OWNED DIRECTLY OR INDIRECTLY